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                              GORDON & SILVER, LTD.

                                ATTORNEYS AT LAW
                                   NINTH FLOOR
                           3960 HOWARD HUGHES PARKWAY           STEVEN J. OSHINS
                          LAS VEGAS, NEVADA 89109-5978             OF COUNSEL

                                 (702) 796-5555                SHAUNA B. ERHARD
                               FAX (702) 369-2666                  OF COUNSEL

                              www.gordonsilver.com



GERALD M. GORDON        RICHARD L. GALIN
JEFFREY A. SILVER       BRADLEY N. BOODT
BRADLEY J. RICHARDSON   KATHRYN GRAITGE NOALL
JOSEPH S. KISTLER       BRIGID M. HIGGINS
WILLIAM M. NOALL        ERIKA PIKE TURNER
ERIC R. OLSEN           GREGORY E. GARMAN
THOMAS H. FELL
         ---------------------------
KRISTIN GENC            LOUIS V. CSOKA
MATTHEW C. ZIRZOW       JOSEPH T. KOZLOWSKI
LAURA C. RODRIGUEZ      TALITHA B. GRAY
AMBRISH S. SIDHU        JOEL Z. SCHWARZ
ELDA M. LUNA


                                  July 25, 2005


Synova Healthcare Group, Inc.
1400 N. Providence Road
Suite 6010
Media, Pennsylvania  19063

                     RE: REGISTRATION STATEMENT ON FORM SB-2
                     ---------------------------------------

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Synova Healthcare Group, Inc., a Nevada corporation whose previous corporate name was Advanced Global Industries Corp. (the "Company"), in connection with the registration by the Company of 9,342,328 shares (the "Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), on a Form SB-2 Registration Statement, together with any amendments thereto (the "Registration Statement"), filed or to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         We understand that the Shares consist of (i) 2,412,328 shares of Common Stock (the "Merger Agreement Shares") that were issued by the Company under an Agreement and Plan of Merger, dated January 13, 2005, among the Company, Synova AGBL Merger Sub, Inc. and Synova Healthcare, Inc., as amended by a First Amendment to Agreement Plan of Merger, dated January 28, 2005 (as so amended, the "Merger Agreement"), providing for the merger of AGBL Merger Sub, Inc. with and into Synova Healthcare, Inc. (the "Merger"); (ii) 3,500,000 shares of Common Stock (the "Purchase Agreement Shares") that were issued by the Company under a Securities Purchase Agreement, dated February 10, 2005 (the "Purchase Agreement"), among the Company and the persons identified on the signature pages thereof as the "Purchasers"; (iii) 2,800,000 shares of Common Stock (the "Warrant Shares") that are issuable under Common Stock Purchase Warrants that were issued to the Purchasers under the Purchase Agreement (the "Purchase Agreement Warrants"); and (iv) 630,000 shares of Common Stock (the "Consulting Agreement Shares") that are issuable under Unit Purchase Options (and Common Stock Purchase Warrants underlying such Unit Purchase Options) (the "Units") that were issued pursuant to a letter agreement, dated November 8, 2004, between the Company and Oceana Partners LLC and a Consulting Agreement, dated December 21, 2004, between the Company and G.M. Capital Partners, Ltd. (collectively, the "Consulting Agreements"). We further understand that the Shares are to be offered and sold exclusively by shareholders of the Company pursuant to the Registration Statement, with none of the proceeds of such sales being paid to the Company.




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GORDON & SILVER, LTD.

  ATTORNEYS AT LAW


Synova Healthcare Group, Inc.
July 25, 2005
Page 2


         This letter is being furnished in accordance with the requirements of
Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

         For the purpose of rendering our opinions set forth herein, we have examined and relied on copies of (i) the Registration Statement; (ii) the Merger Agreement; (iii) a Certificate Of Merger Of Synova AGBL Merger Sub, Inc., Into Synova Healthcare, Inc., dated February 10, 2005 and certified by the Secretary of State of the State of Delaware as of that date; (iv) the Purchase Agreement;
(v) the form of the Purchase Agreement Warrants; (vi) the Consulting Agreements;
(vii) the Units, including the form of the Common Stock Purchase Warrants underlying the Units (the "Unit Warrants"); (viii) a Certificate of Secretary of the Company, dated July 25, 2005, executed by the Secretary of the Company (the "Secretary's Certificate"); (ix) a Certificate of Existence With Status In Good Standing, dated June 17, 2005, issued by the Secretary of State of the State of Nevada (the "Secretary of State") with respect to the Company; (x) the articles of incorporation of the Company, certified by the Secretary of State as of June 21, 2005 and certified by the Secretary of the Company as of July 25, 2005; (xi) the bylaws of the Company, certified by the Secretary of the Company as of July 25, 2005; and (xii) such other records of the Company (including authorizing resolutions attached as exhibits to the Secretary's Certificate) and other documents, records and certificates, certified or otherwise identified to our satisfaction, as we deemed relevant or appropriate.

         We have assumed (A) the authenticity of any and all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records provided to us by the Company; (E) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even though they may have been signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein);
(F) the issuance by the Company of the Merger Agreement Shares, in accordance with the Merger Agreement, upon the consummation and effectiveness of the Merger in accordance with the laws of the State of Delaware; (G) the issuance by the Company of the Purchase Agreement Shares and the Purchase Agreement Warrants, in accordance with the Purchase Agreement, against delivery of the consideration therefor specified in the Purchase Agreement; (H) the issuance by the Company of the Units and the Unit Warrants, in accordance with the Consulting Agreements, against delivery of the consideration therefor specified in the Consulting Agreements; (I) conformity to the originals of all documents submitted to us as copies; and (J) no changes in applicable law between the date of this letter and the date of the events which are the subject of this letter.




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GORDON & SILVER, LTD.

  ATTORNEYS AT LAW


Synova Healthcare Group, Inc.
July 25, 2005
Page 3

         Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Merger Agreement Shares and the Purchase Agreement Shares are duly authorized, legally issued, fully paid and non-assessable.

         2. The Warrant Shares are duly authorized and if, as and when the Warrant Shares are issued, in accordance with the Purchase Agreement Warrants, against delivery of the consideration therefor specified in the Purchase Agreement Warrants, the Warrant Shares will be legally issued, fully paid and non-assessable.

         3. The Consulting Agreement Shares are duly authorized and if, as and when the Consulting Agreement Shares are issued, in accordance with the Units and the Unit Warrants, against delivery of the consideration therefor specified in the Units and the Unit Warrants, the Consulting Agreement Shares will be legally issued, fully paid and non-assessable.

         We are licensed to practice law in the State of Nevada and the opinions set forth herein are expressly limited to the laws of the State of Nevada. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the State of Nevada as currently in effect.

         This letter is being delivered to the Company in connection with the filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

         We consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated under the Act.





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GORDON & SILVER, LTD.

  ATTORNEYS AT LAW


Synova Healthcare Group, Inc.
July 25, 2005
Page 4


         Our opinions herein are rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may come to our attention and which may alter, affect or modify such opinions. Our opinions are expressly limited to the matters set forth above and we render no opinion, by implication or otherwise, as to any other matters relating to the Company or any of the Shares or as to any securities other than the Shares.

         This letter is issued in the State of Nevada and by issuing this letter, we shall not be deemed transacting business in any other state. Furthermore, in issuing this letter to you, we do not consent to the jurisdiction of any state or local governmental entity other than the State of Nevada.


                                                     Very truly yours,

                                                     /s/ GORDON & SILVER, LTD.

                                                     GORDON & SILVER, LTD.